                                                                    Exhibit 10.8

                              REVISED AND RESTATED
                              BANC ONE CORPORATION
                            1989 STOCK INCENTIVE PLAN

SECTION 1. Establishment, Purpose, and Effective Date of Plan

        1.1 Establishment. BANC ONE CORPORATION, a Delaware corporation, (the "Corporation") hereby establishes the "1989 STOCK INCENTIVE PLAN" (the "Plan") for key employees of the Corporation and its subsidiaries and for directors of the Corporation who are not employees of the Corporation or any of its subsidiaries. The Plan permits the grant of Director Stock Options to such directors and the grant of Stock-Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, and Performance Awards to such employees.

        1.2 Purpose. The purpose of the Plan is to advance the interests of the Corporation by encouraging and providing for the acquisition of an equity interest in the Corporation by directors of the Corporation and key employees of the Corporation and its subsidiaries and by enabling the Corporation to attract and retain the services of such directors and key employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

        1.3 Effective Date. The Plan shall become effective as of January 18, 1989, the date of its adoption by the Board of Directors of the Corporation, subject to ratification by the shareholders of the Corporation within twelve months of the adoption date.


SECTION 2. Definitions

        2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

        (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Awards, Performance Share, or Performance Award.

        (b) "Board" means the Board of Directors of the Corporation.

        (c) "Code" means the Internal Revenue Code of 1986, as amended.

        (d) "Committee" means the Committee of the Corporation's Board of Directors which shall consist of two or more non-employee directors, within the meaning set forth in Rule 16b-3 of the Securities Exchange Act of 1934, appointed by the Board.

        (e) "Corporation" means BANC ONE CORPORATION, a bank holding company under the Bank Holding Company Act of 1956 headquartered in Columbus, Ohio.

        (f) "Disability" means disability as determined by the Committee.

        (g) "Director Stock Option" means an Option granted to an Eligible Director. Each Director Stock Option shall be a nonqualified stock option whose grant is not intended to fall under the provisions of Section 422A of the Code.

        (h) "Eligible Director" means any statutory director of the Corporation who is not an employee of the Corporation or any of its subsidiaries.

        (i) "Fair Market Value" means the closing price of the Stock as reported by the New York Stock Exchange on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

        (j) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option, other than a Director Stock Option, may be either (i) an incentive stock option within the meaning of Section 422A of the Code or (ii) a nonqualified stock option whose grant is intended not to fall under the provisions of Section 422A.

        (k) "Option Agreement" means an agreement entered into between the Corporation and an employee or an Eligible Director in the form prescribed by the Committee.

        (l) "Option Price" means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with Section 8.4 herein.

        (m) "Participant" means any individual, other than an Eligible Director, designated by the Committee to participate in the Plan pursuant to Section 3.1 herein.

        (n) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock and/or Performance Shares is restricted pursuant to Section 10 and/or Section 11 of the Plan.

        (o) "Performance Awards" means awards of cash granted to a Participant pursuant to Section 12 of the Plan.

        (p) "Performance Objective" shall mean the performance measure(s) and the achievement goals of the Corporation or one or more of its subsidiaries set by the Committee.

        (q) "Performance Period" shall mean two or more successive fiscal years of the Corporation with respect to which a Performance Share or Performance Award may be earned pursuant to this Plan. Performance Periods shall begin with the first day of the fiscal year in which a Performance Share or Performance Award is granted. The length of a Performance Period shall be at the discretion of the Committee. For each Performance Share and Performance Award, no more than one Performance Period shall begin in any one fiscal year of the Corporation.

        (r) "Performance Shares" means Stock granted to a Participant pursuant to Section 11 of the Plan. Each Performance Share shall be the equivalent of one share of Stock.

        (s) "Restricted Stock" means Stock granted to a Participant pursuant to
Section 10 of the Plan.

        (t) "Restricted Stock Agreement" means an agreement entered into between the Corporation and the Employee in the form prescribed by the Committee.

        (u) "Retirement," "Normal Retirement," and "Early Retirement" means termination of employment as defined in the BANC ONE CORPORATION Retirement Plan.

        (v) "Stock" means the common stock of the Corporation, without par value.

        (w) "Stock Appreciation Right" and "SAR" means the right to receive a cash payment from the Corporation equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over a specified price fixed by the Committee which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.

        2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


SECTION 3. Eligibility and Participation

        3.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those employees of the Corporation and its subsidiaries who are recommended for participation by the Chief Executive Officer of the Corporation and who, in the opinion of the Committee, are in a position to contribute materially to the Corporation's continued growth, development, and long-term financial success. Persons serving on the Committee shall not be eligible to be a Participant.

        3.2 Eligible Directors. Eligible Directors are entitled to participate in the Plan solely with respect to the grant of Director Stock Options and may not receive any other Award under the Plan. The selection of Eligible Directors is not subject to the discretion of the Committee. Persons serving on the Committee who are Eligible Directors may receive grants of Director Stock Options.


SECTION 4. Administration

        4.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Corporation, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the explicit provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.


SECTION 5. Stock Subject to Plan

        5.1 Number. The total number of shares of Stock subject to issuance under the Plan may not exceed six million three hundred thousand (6,300,000) subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3. Of this total number, up to six million (6,000,000) shares of Stock may be granted in Restricted Stock or in common stock as a payout medium to Participants under the Plan and up to three hundred thousand (300,000) shares may be issued pursuant to the exercise of Director Stock Options. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or issued stock reacquired and held as treasury Stock not reserved for any other purpose.

        5.2 Unused Stock. In the event any shares of Stock that are subject to an Option which, for any reason, expires or is terminated unexercised as to such shares, or any shares of Stock subject to a Restricted Stock or Performance Share grant made under the Plan are reacquired by the Corporation pursuant to the Plan, such shares again shall become available for issuance under the Plan except as provided in Section 9.4.

        5.3 Adjustment in Capitalization. In the event that subsequent to the date of adoption of the Plan by the Board the shares of Stock should as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of Stock or other securities of the Corporation or of another corporation, then (a) there shall automatically be substituted for each share of Stock subject to an unexercised Option (in whole or in part) granted under the Plan and each share of Stock available for additional grants of Options under the Plan the number and kind of shares of Stock or other securities into which each outstanding share of Stock shall be changed or for which each such shares shall be exchanged, (b) the Option Price shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the Option shall remain the same as immediately prior to such event and (c) the Board shall make such other adjustments to the securities subject to Options and the provisions of the Plan and Option Agreements as may be appropriate and equitable. Any such adjustment may provide for the elimination of fractional shares. In such event, the Committee also shall have discretion to make appropriate adjustments in the number and type of shares subject to Restricted and Performance Share grants then outstanding under the Plan pursuant to the terms of such grants or otherwise.


SECTION 6. Stock Appreciation Rights Subject to Plan

        6.1 Unexercised Rights. In the event any Stock Appreciation Rights expire unexercised, such Stock Appreciation Rights again shall become available for issuance under the Plan.

        6.2 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the shareholders of the Corporation by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Committee shall make appropriate adjustments in the number of outstanding Stock Appreciation Rights and the related grant values.


SECTION 7. Duration of Plan

        The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 16 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option, Stock Appreciation Right, Restricted Stock, Performance Share or Performance Award may be granted under the Plan on or after the tenth (10th) anniversary of the Plan's effective date.


SECTION 8. Stock Options

        8.1 Grant of Options Other than Director Stock Options. Subject to the provisions of Sections 5 and 7, Options other than Director Stock Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine, whether an Option is to be an incentive stock option within the meaning of Code Section 422A, or a nonqualified stock option whose grant is intended not to fall within the provisions of Section 422A. However, in no event shall the aggregate Fair Market Value (determined at the date of grant) of the stock for which incentive stock options are first exercisable in a particular calendar year exceed $100,000, computed in accordance with Section 422A(b)(7) of the Code. An incentive stock option shall not be granted to any person who owns, directly or indirectly, Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Corporation. Nothing in this Section 8 shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum established by Section 422A of the Code.

        8.2 Grant of Director Stock Options. Subject to the provisions of Sections 5 and 7, Director Stock Options shall be granted to Eligible Directors as provided in this Section 8.2 and the Committee shall have no discretion with respect to any matters set forth in this Section 8.2.

        (a) Vesting. Each Director Stock Option shall become exercisable on and after the first anniversary of the date of the grant.

        (b) Number of Shares. Director Stock Options shall be granted as follows:

             (i) Each Eligible Director on the effective date of the Plan shall automatically be granted a Director Stock Option for 3,000 shares of Stock.

             (ii) Each other person who is elected or appointed to serve as a director of the Corporation after the effective date of the Plan and who is an Eligible Director shall, upon his initial appointment or election as an Eligible Director, automatically be granted a Director Stock Option for 3,000 shares of Stock;

             (iii) Commencing immediately after the adjournment of the Corporation's annual meeting of shareholders (an "Annual Meeting") in 1990 and immediately after the adjournment of the Annual Meeting each year thereafter, each Eligible Director who was an Eligible Director immediately preceding such Annual Meeting and who has been elected as a director at such Annual Meeting shall automatically be granted a Director Stock Option for 1,000 shares of Stock if, but only if, the return on common equity of the Corporation as set forth in the Corporation's annual report to shareholders for the immediately preceding fiscal year is equal to or greater than 10%.

        8.3 Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.

        8.4 Option Price. No Option granted pursuant to the Plan shall have an Option Price that is less than the Fair Market Value of the Stock on the date the Option is granted.

        8.5 Duration of Options. Each Option, other than Director Stock Options, shall expire at such time as the Committee shall determine at the time it is granted; provided, however, that no Option, other than incentive stock options within the meaning of Section 422A of the Code, shall be exercisable later than twenty years and one day from the date of its grant and no such incentive stock option shall be exercisable more than ten years and one day from the date of grant. No Director Stock Option may be exercisable later than twenty years and one day from the date of its grant.

        8.6 Exercise of Options. Options granted under the Plan other than Director Stock Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

        8.7 Payment. The Option Price upon exercise of any Option shall be payable to the Corporation in full either (i) in cash or its equivalent, or (ii) by tendering shares of previously acquired Stock having a Fair Market Value at the time of exercise equal to the total Option Price, or (iii) by a combination of (i) and (ii). The proceeds from such a payment shall be added to the general funds of the Corporation and shall be used for general corporate purposes. As soon as practicable after receipt of full payment (including the necessary tax withholding), the Corporation shall deliver to the Participant or the Eligible Director, as the case may be, Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the name of the Participant or the Eligible Director, as the case may be.

        8.8 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

        8.9 Termination of Employment. If the employment of a Participant terminates, other than pursuant to paragraphs (a) through (d) of this Section, all non-vested awards shall be canceled immediately, unless the Award Agreement provides otherwise. Vested awards shall remain subject to the terms of the Award Agreement, except to the extent modified by the provisions of paragraphs (a) through (d) of this Section.

        (a) Retirement Under the Retirement Plan. When a Participant's employment terminates as a result of Retirement with management approval in accordance with the terms of the BANC ONE CORPORATION Retirement Plan, the Committee (in the form of an amended Award Agreement or otherwise) may permit awards to continue in effect beyond the date of Retirement in accordance with the applicable Award Agreement and the exercisability and vesting of any award may be accelerated.

        (b) Resignation in the Best Interest of the Corporation. When a Participant resigns from the Corporation and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding awards would be in the best interest of the Corporation, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of awards granted prior to such termination, and (ii) permit the exercise, vesting and payment of such awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Section 8.10 or at such time as the Committee shall deem the continuation of all or any of the Participant's awards to be not in the Corporation's best interest.

        (c) Death or Disability of a Participant.

             (i) In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding award held by the Participant under such terms as may be specified in the applicable Award Agreement.

             (ii) In the event a participant is deemed by the Corporation to be disabled and eligible for benefits pursuant to the terms of the Corporation's Long-Term Disability Plan, any successor plan, or any predecessor plan, awards and rights to any such awards may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

             (iii) After the death or disability of a Participant, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights; and
        (3) instruct the Corporation to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative - notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the awards may ultimately have become payable to other beneficiaries.

             (iv) In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of this Section 8.9, the Committee's determination shall be binding and conclusive.

        (d) Sale of a Subsidiary. In the event of the sale of a subsidiary, or any portion thereof, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Corporation to pay the total of accelerated payments in a lump sum to affected Participants.

        8.10 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred awards at any time if the Participant is in violation of or not in compliance with all other applicable provisions of the Plan, or the applicable Award Agreement.

        8.11 Termination of Eligible Director Shares. In the event that an Eligible Director ceases to be an Eligible Director for any reason, the rights under any then outstanding Director Stock Option granted pursuant to the Plan which are exercisable as of the date he ceases to be an Eligible Director shall terminate upon the date determined as provided in Section 8.5, above, or three months after such cessation date, whichever first occurs; provided, however, that if he ceases to be an Eligible Director by reason of death, the three-month period shall be extended to the sooner of twelve (12) months and five (5) days or the expiration date of the Director Stock Option.

        8.12 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. All Options granted to a Participant or an Eligible Director under the Plan shall be exercisable during his lifetime only by such Participant or Eligible Director.


SECTION 9. Stock Appreciation Rights

        9.1 Grant of Stock Appreciation Rights. Subject to the provisions of Sections 6 and 7, Stock Appreciation Rights may be granted to Participants at any time and from time to time as shall be determined by the Committee. An SAR may be granted, in the discretion of the Committee, in any of the following forms:

        (a) In lieu of Options,

        (b) In addition to Options,

        (c) Upon lapse of Options, or

        (d) Independent of Options.

        9.2 Exercise of SARs in Lieu of Options. SARs granted in lieu of Options may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise an equivalent number of Options. The SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. SARs granted in lieu of Options will lapse in the event and to the extent that the related Option is exercised.

        9.3 Exercise of SARs in Addition to Options. SARs granted in addition to Options shall be deemed to be exercised upon the exercise of the related Options.

        9.4 Exercise of SARs Upon Lapse of Options. SARs granted upon lapse of Options shall be deemed to have been exercised upon the lapse of the related Options as to the number of shares of Stock subject to the Options.

        9.5 Exercise of SARs Independent of Options. SARs granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

        9.6 Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount (subject to Section 9.8 below) determined by multiplying:

             (a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

             (b) The number of shares with respect to which the SAR is exercised.

        9.7 Form and Timing of Payment. At the discretion of the Committee, payment for SARs may be made in cash or stock, or in a combination thereof. If payment is made in Stock, the value of such Stock shall be the Fair Market Value determined as of the date of exercise.

        9.8 Limit on Appreciation. At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of an SAR.

        9.9 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Securities Exchange Act of 1934.

        9.10 Term of SAR. The term of an SAR granted under the Plan shall not exceed ten years and one day.

        9.11 Termination of Employment. In the event the employment of a Participant is terminated by reason of Death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 8.9 and 8.10 herein.

        9.12 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.


SECTION 10. Restricted Stock Awards.

        10.1 Grant of Restricted Stock. Subject to the provisions of Sections 5 and 7, the Committee, at any time and from time to time, may award shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement that shall specify the Period or Periods of Restriction, the number of Restricted Stock shares awarded, and such other provisions as the Committee shall determine.

        10.2 Transferability. Except as provided in this Section 10, the shares of Restricted Stock awarded hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement.

        10.3 Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock awarded pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities or tax laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

        10.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 10.3 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear a legend which is comparable to the following:

        "The sale or other transfer of this certificate or the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer and other terms and conditions set forth in the BANC ONE CORPORATION 1989 Stock Incentive Plan and a Restricted Stock Agreement dated , 19 . A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of BANC ONE CORPORATION, 100 East Broad Street, Columbus, Ohio 43271-0261."

        10.5 Removal of Restrictions. Except as otherwise provided in this
Section 10, shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by
Section 10.4 removed from his Stock certificates.

        10.6 Voting Rights. During the Period of Restriction, Participants holding shares of Restricted Stock awarded hereunder may exercise full voting rights with respect to those shares.

        10.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock awarded hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

        10.8 Termination of Employment. If the employment of a Participant terminates other than pursuant to paragraphs (a) through (d) of this Section, all non-vested awards shall be canceled immediately, unless the Award Agreement provides otherwise. Vested awards shall remain subject to the terms of the Award Agreement, except to the extent modified by the provisions of paragraphs (a) through (d) of this Section.

        (a) Retirement Under the Retirement Plan. When a participant's employment terminates as a result of Retirement with management approval in accordance with the terms of the BANC ONE CORPORATION Retirement Plan, the Committee (in the form of an amended Award Agreement or otherwise) may permit awards to continue in effect beyond the date of Retirement in accordance with the applicable Award Agreement and the exercisability and vesting of any Award may be accelerated.

        (b) Resignation in the Best Interest of the Corporation. When a Participant resigns from the Corporation and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding awards would be in the best interest of the Corporation, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of awards granted prior to such termination, and (ii) permit the exercise, vesting and payment of such awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancelation pursuant to Section 10.9 or at such time as the Committee shall deem the continuation of all or any of the Participant's awards to be not in the Corporation's best interest.

        (c) Death or Disability of a Participant.

             (i) In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding award held by the Participant under such terms as may be specified in the applicable Award Agreement.

             (ii) In the event a participant is deemed by the Corporation to be disabled and eligible for benefits pursuant to the terms of the Corporation's Long-Term Disability Plan, any successor plan, or any predecessor plan, awards and rights to any such awards may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

             (iii) After the death or disability of a Participant, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights; and
        (3) instruct the Corporation to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative - notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the awards may ultimately have become payable to other beneficiaries.

             (iv) In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of this Section 10.8, the Committee's determination shall be binding and conclusive.

        (d) Sale of a Subsidiary. In the event of the sale of a subsidiary, or any portion thereof, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Corporation to pay the total of accelerated payments in a lump sum to affected Participants.

        10.9 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred awards at any time if the Participant is in violation of or not in compliance with all other applicable provisions of the Plan, or the applicable Award Agreement.


SECTION 11. Performance Shares

        11.1 Grant of Performance Shares. Subject to the provisions of Sections 5 and 7, the Committee, at any time and from time to time, may grant Performance Shares to such Participants and in such amounts as it shall determine. Each grant of Performance Shares shall be in writing.

        11.2 Performance Period. The period over which Performance Shares may be earned shall begin on the first day of the fiscal year in which a grant occurs. The length of the Performance Period for each grant shall be determined by the Committee, in its sole discretion, but shall not be less than two years.

        11.3 Performance Measurement. At the beginning of each Performance Period, Performance Objectives shall be established by the Chief Executive Officer of the Corporation subject to Committee approval. The degree of attainment of such Performance Objectives shall determine the number of the Performance Shares payable at the end of the Performance Period, in accordance with a schedule established by the Chief Executive Officer and approved by the Committee at the beginning of the Performance Period.

        The Committee may adjust the Performance Objectives during the Performance Period if it is determined that changes in business conditions have materially and unduly influenced the Corporation's ability to meet the Performance Objectives.

        11.4 Payment of Awards. All payments pursuant to Performance Share grants shall be made as soon as practicable following the end of the applicable Performance Period based upon the degree of attainment of the Performance Objectives. Payments shall be made in Stock. The Committee shall review all calculations of actual Performance Objective accomplishments and shall make any adjustments in the computations to recognize material extraordinary or nonrecurring items if, in the judgment of the Committee, the effect of such adjustments is equitable and in conformity with the purposes of the Plan.

        11.5 Termination of Employment Due to Retirement. In the event that a Participant terminates his employment with the Corporation because of Normal Retirement during the Performance Period, the Participant shall be entitled to a prorated award of Performance Shares as of the most recently completed full fiscal year of the Performance Period. Payments of Performance Shares determined in this manner shall be multiplied by a fraction, the numerator of which is the number of full months which have elapsed since the commencement of the Performance Period, and the denominator of which is the number of full months in the particular Performance Period. Payment of Performance Shares in this case shall be made as soon as practicable following the end of the fiscal year of termination.

        In the event that a Participant terminates his employment with the Corporation because of Early Retirement, any Performance Shares outstanding at the date of such Early Retirement automatically shall be forfeited; provided, however, that the Committee may, in its sole discretion, determine a prorated value for the Participant's then outstanding Performance Shares as it deems appropriate. Payment of Performance Shares in this case shall be made as soon as practicable following the end of the fiscal year of termination.

        11.6 Termination of Employment Due to Death or Disability. In the event a Participant terminates his employment with the Corporation because of Death or Disability during the Performance Period, the Participant shall be entitled to a prorated award of Performance Shares as of the most recently completed full fiscal year of the Performance Period. Payments of Performance Shares determined in this manner shall be multiplied by a fraction, the numerator of which is the number of full months which have elapsed since the commencement of the Performance Period, and the denominator of which is the number of full months in the particular Performance Period. Payment of Performance Shares in this case shall be made as soon as practicable following the end of the fiscal year of termination.

        11.7 Termination of Employment for Reasons Other Than Death, Disability or Retirement. In the event that a Participant terminates his employment with the Corporation for any reason other than those set forth in Sections 1 1.5 and
11.6 hereof during the Performance Period, then any Performance Shares still outstanding at the date of such termination automatically shall be forfeited; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Corporation the Committee may, in its sole discretion, waive the automatic forfeiture of any or all such Performance Shares as it deems appropriate, and pay a prorated award.

        11.8 Nontransferability of Performance Shares. No Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.


SECTION 12.  Performance Awards

        12.1 Grant of Performance Awards. Subject to the provisions of Sections 5 and 7, the Committee, at any time and from time to time, may grant Performance Awards under the Plan to Such Participants and in such amounts as it shall determine. Each grant of Performance Awards shall be in writing.

        12.2 Performance Period. The period over which Performance Awards may be earned shall begin on the first day of the fiscal year in which a grant occurs. The length of the Performance Period for each grant shall be determined by the Committee in its sole discretion but shall not be less than two years.

        12.3 Performance Measurement. At the beginning of each Performance Period, Performance Objectives shall be established by the Chief Executive Officer of the Corporation subject to Committee approval. The degree of attainment of such Performance Objectives shall determine the value of the Performance Awards at the end of the Performance Period, in accordance with a schedule established by the Chief Executive Officer and approved by the Committee at the beginning of the Performance Period.

        The Committee may adjust the Performance Objectives during the Performance Period if it is determined that changes in business conditions have materially and unduly influenced the Corporation's ability to meet the Performance Objectives.

        12.4 Payment of Awards. All payments pursuant to Performance Award grants shall be made as soon as practicable following the end of the applicable Performance Period based upon the degree of attainment of the Performance Objectives. Payments shall be made in cash. The Committee shall review all calculations of actual Performance Objective accomplishments and shall make any adjustments in the computations to recognize material extraordinary or nonrecurring items if, in the judgment of the Committee, the effect of such adjustments is equitable and in conformity with the purposes of the Plan.

        12.5 Termination of Employment Due to Retirement. In the event that a Participant terminates his employment with the Corporation because of Normal Retirement during the Performance Period, the Participant shall be entitled to a prorated award of Performance Awards as of the most recently completed full fiscal year of the Performance Period. Payment of Performance Awards determined in this manner shall be multiplied by a fraction, the numerator of which is the number of full months which have elapsed since the commencement of the Performance Period, and the denominator of which is the number of full months in the particular Performance Period. Payment of Performance Awards in this case shall be made as soon as practicable following the end of the fiscal year of termination.

In the event that a Participant terminates his employment with the Corporation because of Early Retirement, the Committee may, in its sole discretion, determine a prorated value for the Participant's then outstanding Performance Awards as it deems appropriate. Payment of Performance Awards in this case shall be made as soon as practicable following the end of the fiscal year of termination.

        12.6 Termination of Employment Due to Death or Disability. In the event a Participant terminates his employment with the Corporation because of Death or Disability during the Performance Period, the Participant shall be entitled to a prorated award of Performance Awards as of the most recently completed full fiscal year of the Performance Period. Payments of Performance Awards determined in this manner shall be multiplied by a fraction, the numerator of which is the number of full months which have elapsed since the commencement of the Performance Period, and the denominator of which is the number of full months in the particular Performance Period. Payment of Performance Awards in this case shall be made as soon as practicable following the end of the fiscal year of termination.

        12.7 Termination of Employment for Reasons Other Than Death, Disability, or Retirement. In the event that a Participant terminates his employment with the Corporation for any reason other than those set forth in Sections 12.5 and
12.6 hereof during the Performance Period, then any Performance Awards still outstanding at the date of such termination automatically shall be forfeited; provided, however, that in the event of an involuntary termination of the employment of a Participant by the Corporation the Committee may, in its sole discretion, waive the automatic forfeiture of any or all such Performance Awards as it deems appropriate and pay a prorated award.

        12.8 Nontransferability of Performance Awards. No Performance Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.


SECTION 13. Beneficiary Designation

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.


SECTION 14. Rights of Employees

        14.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation.

        14.2 Participation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.


SECTION 15. Change in Control

        15.1 In General. In the event that (a) the Corporation is a party to a merger or consolidation agreement, (b) the Corporation is a party to an agreement to sell substantially all of its assets, or (c) there is a change in control of the Corporation as defined in Section 15.3 below, the Committee may, in its sole discretion, provide that all outstanding Awards shall become 100% vested, that all outstanding Options and SARs shall become immediately exercisable and that any Period of Restriction shall immediately lapse. Performance Share and Performance Award values shall be computed as if the most recently completed full fiscal year was the end of the Performance Period, except that no Performance Share or Performance Award payable under this Section, except as limited by Section 15.2 hereof, may be less than would have been paid had the Corporation achieved 100% of its Performance Objectives.

        15.2 Limitation on Payments. If the receipt of any payment under this Section by any Participant shall, in the opinion of independent tax counsel of recognized standing selected by the Corporation, result in the payment by such Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax.

        15.3 Definition. For purposes of the Plan, a "change in control" shall mean any of the following events:

             (i) The acquisition of "beneficial ownership", as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), of twenty percent (20%) or more of the total voting capital Stock of the Corporation then issued and outstanding, by any person, or "group", as defined in Section 13(d)(3) of the Exchange Act, or

             (ii) Individuals who were members of the Board of the Corporation immediately prior to a meeting of the shareholders of the Corporation involving a contest for the election of directors do not constitute a majority of the Board immediately following such election, unless the election of such new directors was recommended to the shareholders by management of the Corporation.

        The Board has final authority to determine the exact date on which a change in control has been deemed to have occurred under (i) and (ii) above.


SECTION 16. Amendment, Modification, and Termination of Plan

        The Board may at any time terminate and, from time to time, may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the shareholders, may:

        (a) Increase the total amount of Stock which may be issued under the Plan, except as provided in Subsections 5.1 and 5.3 of the Plan.

        (b) Change the provisions of the Plan regarding the Option Price except as permitted by Subsection 5.3.

        (c) Materially increase the cost of the Plan or materially increase the benefits to Participants.

        (d) Extend the period during which Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, or Performance Awards may be granted.

        (e) Extend the maximum period after the date of grant during which Options may be exercised.

        No amendment, modification, or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, or Performance Awards theretofore granted under the Plan, without the consent of the Participant or the Eligible Director, as the case may be.


SECTION 17.  Tax Withholding

             (a) The Corporation shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant or an Eligible Director, as the case may be, is required to pay to the Corporation an amount required to be withheld under applicable income tax laws In connection with a distribution of common stock or upon exercise of an Option or SAR, the Participant or an Eligible Director, as the case may be, may satisfy this obligation in whole or in part by electing (the "Election") to have the Corporation withhold from the distribution shares of common stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the common stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

             (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any grant that the right to make Elections shall not apply to such Grant. An Election is irrevocable.

SECTION 18. Indemnification

        Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, Suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of Indemnification, shall not be exclusive of any other rights of Indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.


SECTION 19. Requirements of Law

        19.1 Requirements of Law. The granting of Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, or performance Awards, and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        19.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and be governed by the laws of the State of Ohio.

Amended:
 Oct., 1996 -  Section 2 - Definition of Committee
               Sections 8.9, 8.10 & 10.8 - Matters re: Termination of Employment
               Section 17(c) Deleted
 Apr., 1992 -  Section 5.1 Stock Subject to Plan Increased